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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
1-800 CONTACTS, INC.:

        We consent to the incorporation by reference in the registration statements (File Nos. 333-61205, 333-96765 and 333-118730) on Form S-8 of 1-800 CONTACTS, INC. of our reports dated March 15, 2005, with respect to the consolidated balance sheets of 1-800 CONTACTS, Inc. and subsidiaries as of January 3, 2004 and January 1, 2005 and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the fiscal years in the three-year period ended January 1, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of January 1, 2005, and the effectiveness of internal control over financial reporting as of January 1, 2005, which reports appear in the January 1, 2005 Annual Report on Form 10-K of 1-800 CONTACTS, INC.

KPMG LLP

Salt Lake City, Utah
March 15, 2005

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Consent of Independent Registered Public Accounting Firm